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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (date of earliest event reported): April 17, 2003

                         AMERICAN MEDIA OPERATIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)

            DELAWARE                   1-11112                65-0203383
  (State or Other Jurisdiction       (Commission            (IRS Employer
        of Incorporation)            File Number)       Identification Number)

       1000 American Media Way, Boca Raton, Florida            33464
         (Address of Principal Executive Office)             (Zip Code)

       Registrant's telephone number, including area code: (561) 997-7733

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5. OTHER EVENTS

        On February 24, 2003, EMP Group L.L.C. (the "LLC"), which owns all the outstanding capital stock of American Media, Inc. ("AMI"), which, in turn, owns all the outstanding capital stock of American Media Operations, Inc. and EMP Merger Corporation, a newly-created merger vehicle ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which, and subject to the satisfaction of the conditions therein, Merger Sub will merge (the "Merger") with and into the LLC, with the LLC being the surviving entity. On April 17, 2003, the Merger was completed and became effective.

        Immediately prior to the effective time of the Merger, (i) certain existing investors of the LLC, including the principals of Evercore Capital Partners L.P. ("Evercore I"), David J. Pecker, the Chief Executive Officer of AMI, and other members of AMI management contributed their respective economic interests in the LLC, which were represented by various classes of existing ownership interests of the LLC (collectively, "Rollover Interests"), to Merger Sub in exchange for non-voting capital stock of Merger Sub, and (ii) certain new investors in the LLC (collectively, the "Cash Investors"), including Evercore Capital Partners II L.P. and certain of its affiliated funds (collectively, "Evercore II") and Thomas H. Lee Equity Fund V, L.P. and certain of its affiliated funds (collectively, "THL"), contributed approximately $508,000,000 in cash (the "Cash Contribution") to Merger Sub in exchange for non-voting capital stock of Merger Sub. Upon consummation of the Merger (the "Effective Time"), each share of non-voting capital stock issued by Merger Sub in exchange for either the Rollover Interests or the Cash Contribution was converted into one (1) Class A Unit of the LLC. At the Effective Time, all existing issued and outstanding interests of the LLC not contributed to Merger Sub prior to the Merger (the "Outstanding LLC Interests") were converted into either the right to receive certain cash consideration from the Merger Sub or a certain number of Class A Units of the LLC. Rollover Interests in the LLC held by Merger Sub were cancelled without consideration at the Effective Time. The Cash Contribution was used by Merger Sub to pay the merger consideration for the Outstanding LLC Interests and pay certain fees and expenses related to the transaction.

        At the Effective Time, the LLC's existing Limited Liability Company Agreement was amended and restated in its entirety. Under the LLC's new amended and restated Limited Liability Company Agreement (the "New LLC Agreement"), the board of managers of the LLC consists of (i) three designees of Evercore II,
(ii) three designees of THL, one of whom is subject to Evercore II's prior approval, and (iii) the Chief Executive Officer of AMI, who is subject to the approval of Evercore II and THL. While Evercore II and THL jointly control the LLC, the new LLC Agreement requires that certain significant actions of the LLC be approved by David J. Pecker and a majority of the other co-investors.

        In addition, in connection with the Merger, David J. Pecker and AMI have entered into a new employment agreement, which governs the terms of David J. Pecker's employment as Chief Executive Officer of AMI for a term of five years. Also, AMI, THL Managers V, LLC and Evercore Advisors L.P. have entered into a Management Agreement pursuant to which THL Managers V, LLC and Evercore Advisors L.P. will provide certain management and advisory services to AMI.

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ITEM 7. EXHIBITS

        (c)     Exhibits

        The following is furnished as an exhibit to this report:

        2.1 Agreement and Plan of Merger, dated February 24, 2003, by and among EMP Group L.L.C. and EMP Merger Corporation

        2.2 Amendment No. 1 to the Agreement and Plan of Merger, dated April 14, 2003, by and between EMP Group L.L.C. and EMP Merger Corporation

        2.3 Contribution Agreement, dated as of February 24, 2003, by and among EMP Merger Corporation and the persons set forth on the signature pages thereto

        2.4 Amendment No. 1 to the Contribution Agreement, dated April 14, 2003, by and among EMP Merger Corporation and the persons set forth on the signature pages thereto

        99.1 Management Agreement, dated April 17, 2003, by and between American Media, Inc., THL Managers V, LLC and Evercore Advisors L.P.

        99.2 Press Release, dated as of April 17, 2003, issued by American Media, Inc., Evercore Partners and Thomas H. Lee Partners

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AMERICAN MEDIA OPERATIONS, INC.


Date:  April 24, 2003                   By:  /s/ JOHN MILEY
                                           -------------------------------------
                                           Name:  John Miley
                                           Title: Executive Vice President and
                                                  Chief Financial Officer

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                                  EXHIBIT INDEX

EXHIBIT NO.     DESCRIPTION

2.1 Agreement and Plan of Merger, dated February 24, 2003, by and among EMP Group L.L.C. and EMP Merger Corporation

2.2 Amendment No. 1 to the Agreement and Plan of Merger, dated April 14, 2003, by and between EMP Group L.L.C. and EMP Merger Corporation

2.3 Contribution Agreement, dated as of February 24, 2003, by and among EMP Merger Corporation and the persons set forth on the signature pages thereto

2.4 Amendment No. 1 to the Contribution Agreement, dated April 14, 2003, by and among EMP Merger Corporation and the persons set forth on the signature pages thereto

99.1 Management Agreement, dated April 17, 2003, by and between American Media, Inc., THL Managers V, LLC and Evercore Advisors L.P.

99.2 Press Release, dated as of April 17, 2003, issued by American Media, Inc., Evercore Partners and Thomas H. Lee Partners